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                                                                   EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-17721) of Closure Medical Corporation (formerly Tri-Point Medical Corporation) of our report dated February 14, 1997, except as to Note 9, which is as of March 7, 1997, appearing on page F-2.

(Signature of Price Waterhouse appears here)

PRICE WATERHOUSE LLP
Raleigh, North Carolina
March 21, 1997
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